Exhibit 99.3

Legal Matters

Certain legal matters in connection with the securities offered hereby will be passed upon for us by O’Melveny & Myers LLP, Newport Beach, California. Certain legal matters relating to Maryland law will be passed upon for us by Venable LLP, Baltimore, Maryland. Certain U.S. federal income tax matters will be passed upon for us by Hogan Lovells US LLP, Washington, D.C. The Sales Agents, Forward Sellers and Forward Purchasers have been represented by Cravath, Swaine & Moore LLP, New York, New York.